RIDDELL SPORTS INC.                                   EXHIBIT 11
             STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
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
                                          Three Months Ended Sept. 30,     Nine Months Ended Sept. 30,
                                          ---------------------------      ---------------------------
                                             1996            1995             1996            1995
                                          -----------     -----------      -----------     -----------
Primary earnings per share:
-----------------------------------
  Weighted average common shares
  outstanding during period                8,067,985       8,067,985        8,067,985       8,067,985

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using average market
   price for  quarter                        500,278               0          479,530               0
                                          -----------     -----------      -----------     -----------
  Average common shares and equivalents    8,568,263       8,067,985        8,547,515       8,067,985
                                          ===========     ===========      ===========     ===========
  Net income for the period                 $965,117        $802,640       $4,133,933      $3,303,575
                                          ===========     ===========      ===========     ===========
  Per share amount                             $0.11           $0.10            $0.48           $0.41
                                          ===========     ===========      ===========     ===========

Fully diluted earnings per share:
-----------------------------------
  Weighted average common shares           8,067,985       8,067,985        8,067,985       8,067,985
  outstanding during period

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using quarter ending
   market price which is higher than
   average market price                      565,962               0          548,407               0
                                          -----------     -----------      -----------     -----------
  Average common shares and equivalents    8,633,947       8,067,985        8,616,392       8,067,985
                                          ===========     ===========      ===========     ===========
  Net income for the period                 $965,117        $802,640       $4,133,933      $3,303,575
                                          ===========     ===========      ===========     ===========
  Per share amount                             $0.11           $0.10            $0.48           $0.41
                                          ===========     ===========      ===========     ===========
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